CLYDE BAILEY, P.C.
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www.clydecpa.com                           Certified Public Accountant
clyde@clydecpa.com                         10924 Vance Jackson #404
                                           San Antonio, Texas 78230
www.clydebaileypc.com                      (210) 699-1287 (ofc)
clyde@clydebaileypc.com                    (888) 699-1287 (210)691-
2911(fax)
                                           Member: American Insitute of
                                                   CPA's
                                                 Texas Society of CPA's



Board of Directors
Natalma Industries, Inc.





February 10, 2002


I consent to the use, of my report dated February 17, 2001, in the Form SB2,on the financial statements of Natalma Industries, Inc., dated , December 31, 2000 and 1999, included herein and to the references made to me.



/s/ Clyde Bailey